                                               SECURITIES AND EXCHANGE COMMISSION

                                                     WASHINGTON, DC.  20549

                                                            FORM 8-K

                                                        CURRENT REPORT
                                               Pursuant to Section 13 or 15(d) of
                                               the Securities Exchange Act of 1934

                                        Date of Report (Date of earliest event reported):
                                                        January 20, 2009

                                                     HANCOCK HOLDING COMPANY
                                  -----------------------------------------------------------
                                     (Exact name of registrant as specified in its charter)

                               Mississippi                 0-13089                  64-0169065
                       -------------------------    --------------------     -----------------------------
                           (State or other            (Commission File         (I.R.S. Employer
                           jurisdiction of               Number)                 Identification Number)
                           incorporation)

                                 One Hancock Plaza, 2510 14th Street,
                                      Gulfport, Mississippi                           39501
                              ------------------------------------------------------------------
                              (Address of principal executive offices)              (Zip code)

                                                          (228) 868-4000
                              ------------------------------------------------------------------
                                    (Registrant's telephone number, including area code)

                                           INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On January 20, 2009, Hancock Holding Company
issued a press release announcing earnings for 2008.  The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated January 20, 2009, headed "Hancock Holding
                             Company announces earnings for 2008" and related
                             financial statements.

                                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 22, 2009
       -----------------------

                                                       HANCOCK HOLDING COMPANY
                                                      (Registrant)

                                                 By:   /s/ Paul D. Guichet
                                                    --------------------------------
                                                      Paul D. Guichet
                                                      Vice President
                                                      Investor Relations

HANCOCK HOLDING COMPANY

For Immediate Release

January 20, 2009

For More Information

Carl J. Chaney, Chief Executive OfficerMichael
M. Achary, Chief Financial OfficerPaul
D. Guichet, Investor Relations
800.522.6542 or 228.563.6559

Hancock Holding Company announces earnings for 2008

GULFPORT, MS (January 20, 2009) — Hancock Holding Company (NASDAQ: HBHC) today announced net income for the year ended December 31, 2008. Hancock’s 2008 net income was $65.4 million, a decrease of $8.5 million, or 11.5 percent, from 2007‘s net income of $73.9 million. Diluted earnings per share for 2008 were $2.05, a decrease of $0.22 from 2007‘s diluted earnings per share of $2.27. Hancock’s return on average assets for 2008 was 1.02 percent compared to 1.26 percent for 2007.

Net income for the fourth quarter of 2008 was $8.3 million, a decrease of $8.3 million, or 49.9 percent, from the fourth quarter of 2007, and a decrease of $7.7 million, or 48.0 percent, from 2008‘s third quarter. Diluted earnings per share for 2008‘s fourth quarter were $0.26, compared to $0.53 per diluted share for the same quarter a year ago and to $0.50 per diluted share for 2008‘s third quarter.

The Company’s fourth quarter results were heavily impacted by the continuing financial crisis and on-going national economic recession. In addition, weaknesses in residential development and rising unemployment levels in the Company’s market areas also impacted fourth quarter earnings. As a result of these difficult national and regional issues, Hancock recorded a fourth quarter provision for loan losses of $17.1 million, which represents an increase of $9.1 million compared to the prior quarter. Net charge-offs for the quarter were $12.6 million, or 1.20 percent of average loans and were up $8.4 million compared to the third quarter. Of the $8.4 million increase in net charge-offs, over 70.0 percent or about $5.9 million, were reflected in the Company’s construction and land development loan segments. These weakening economic conditions also impacted the Company’s allowance for loan losses, which increased to 1.45 percent of period-end loans at December 31, 2008, from the 1.40 percent recorded at September 30, 2008. The quarter’s higher level of provision for loan losses impacted diluted earnings per share by $0.18.

Commenting on the Company’s fourth quarter earnings, Hancock Holding Company President and Chief Executive Officer Carl J. Chaney stated, “While disappointed by the necessary action to record a higher provision for loan losses this quarter, we are pleased with the continued growth and strength of Hancock’s balance sheet. At year end, Hancock’s total asset level reached $7.2 billion, with deposits growing nearly $516 million during the quarter as many customers continued to seek a safe and secure bank for their money. In addition, our capital levels — among the highest in our peer groups and without the aid of government bailout money as Hancock elected to pass on this assistance — reached $609.5 million. The actions taken with respect to proactively recognizing weaknesses in some segments of our loan portfolio remain consistent with the conservative and careful nature in which Hancock is managed.”

Highlights & Key Operating Items from Hancock's Fourth Quarter Results

Balance Sheet Growth & Capital

Hancock continued to experience extraordinary asset growth as total assets at December 31, 2008, grew to $7.2 billion from $6.7 billion at September 30, 2008. The increase was even more dramatic compared to December 31, 2007, as total assets grew by over $1.1 billion, or 18.4 percent. All of the aforementioned growth in assets was organic as the Company did not record any acquisitions in the past year. Hancock also remains very well capitalized with total equity of $609.5 million at December 31, 2008, up $55.3 million, or 10.0 percent, from December 31, 2007. Hancock’s tangible equity ratio at year end was 7.62 percent, still among the highest in Hancock’s peer group and without the aid of government assistance.

Loan Growth

For the quarter ended December 31, 2008, Hancock’s average total loans were $4.2 billion, which represented an increase of $613.4 million, or 17.2 percent, from 2007‘s fourth quarter and was up $234.2 million, or 5.9 percent from the third quarter of 2008. Period-end loans were up $176.5 million, or 4.3 percent, from last quarter. The majority of the period-end increase in loans was in municipal loans (up $71.5 million, or 17.4 percent), with smaller increases recorded in most other commercial and consumer loan categories. Of the $234.2 million increase in average loans, approximately $97.3 million was in Mississippi, $86.3 million in Louisiana, and $26.6 million and $24.0 million in Alabama and Florida, respectively.

Deposit Growth

Average deposits were up $510.8 million, or 10.0 percent, from the third quarter of 2008. The increase in average deposits was reflected mostly in time deposits (up $311.0 million) and public fund deposits (up $151.1 million). Period-end deposits for the fourth quarter were $5.9 billion, up $921.4 million, or 18.4 percent, from December 31, 2007, and were up $516.1 million, or 9.5 percent, from September 30, 2008. The large increase in period-end deposits as compared to September 30, 2008, was primarily in time deposits as well as public fund deposits.

Asset Quality

Effects of the on-going national recession, weakness in residential development and higher unemployment levels across all of Hancock’s markets had a significant impact on the Company’s net charge-off levels in the quarter and resulted in a higher allowance for loan losses. Net charge-offs for 2008‘s fourth quarter were $12.6 million, or 1.20 percent of average loans, up $8.4 million from the $4.2 million, or 0.42 percent of average loans, reported for the third quarter of 2008. Of the overall increase of $8.4 million, commercial charge-offs accounted for $7.4 million, while consumer charge-offs were up $0.86 million. The commercial charge-offs were mostly related to valuations and other issues in the construction and land development segments of the loan portfolio (approximately 14 credits and $5.9 million of charge-offs). The construction and land development loan segment represents approximately 13.7 percent of Hancock’s total loan portfolio, or about $585.4 million at year end 2008. The increased levels of net charge-offs in Hancock’s consumer loan segments were primarily reflected in indirect auto loans (up $424.0 thousand), direct consumer loans (up $330.0 thousand) and consumer finance (up $119.0 thousand). Indirect auto loans represent 10.4 percent of total loans at year-end, while direct consumer and finance company loans represent 13.7 percent and 2.8 percent, respectively. Non-performing assets as a percent of total loans and foreclosed assets was 0.83 percent at December 31, 2008, compared to 0.59 percent at September 30, 2008. Non-accrual loans increased $8.1 million while other real estate owned (ORE) increased $3.2 million compared to the third quarter. The increases in non-accrual loans and ORE were related to two separate real estate development projects in Louisiana. Loans 90 days past due or greater (accruing) as a percent of period end loans increased 11 basis points from September 30, 2008, to 0.26 percent at December 31, 2008.

Hancock recorded a provision for loan losses of $17.1 million in the fourth quarter which, when combined with the quarter’s net charge-offs of $12.6 million, resulted in a $4.5 million increase in the allowance for loan losses between September 30, 2008, and December 31, 2008. This increase was necessary to adjust the allowance to the level dictated by the Company’s reserving methodologies. Major drivers of the overall higher level of allowance for loan losses were a $176.5 million, or 17.3 percent annualized, increase in loans between September 30 and December 31, as well as continued weakness in the local and national economies, and also increases in nonperforming loans and higher past dues. The Company’s allowance for loan losses was $61.7 million at December 31, 2008, compared to $57.2 million reported at September 30, 2008. The ratio of the allowance for loan losses as a percent of period-end loans was 1.45 percent at year-end 2008, compared to 1.40 percent reported at September 30, 2008.

Net Interest Income

Net interest income (te) for the fourth quarter increased $1.1 million, or 1.9 percent, while the net interest margin (te) of 3.51 percent was 53 basis points narrower than the same quarter a year ago. Growth in average earning assets was strong compared to the same quarter a year ago with an increase of $924.6 million, or 17.4 percent, mostly reflected in higher average loans (up $613.4 million, or 17.2 percent). With short-term interest rates down significantly from the same quarter a year ago, the Company’s loan yield fell 136 basis points, pushing the yield on average earning assets down 113 basis points. However, total funding costs over the same quarter a year ago were down only 61 basis points.

Compared to the prior quarter, the net interest margin (te) narrowed 48 basis points and the level of net interest income was down $2.4 million, or 4.2 percent. The Company’s net interest margin and net interest income levels (te) were unfavorably impacted by the Federal Reserve’s decision to reduce short-term interest rates 175 basis points during the quarter. Hancock has approximately $1.3 billion in variable rate loans whose rate is indexed to prime and net interest income and net interest margin were reduced as a result of these actions. The impact on our total loan yield for the fourth quarter was a reduction of 34 basis points. Another factor impacting the quarter’s net interest margin was that our total cost of funds was up 5 basis points compared to the previous quarter with rates on interest-bearing deposits up 8 basis points. The higher deposit rates in the fourth quarter were related to a deposit rate campaign in three new markets (New Orleans, Mobile, and Pensacola) that netted $319.5 million in new deposits by year-end. In addition, the mix of the quarter’s overall deposit growth was weighted toward more expensive time and public fund deposits contributing almost 92.0 percent of the quarter’s average growth.

Non-interest Income

Non-interest income, excluding securities transactions, for the fourth quarter was down $1.3 million, or 4.2 percent, compared to the same quarter a year ago but was up $0.4 million, or 1.3 percent, compared to the previous quarter. The primary factors impacting the lower levels of non-interest income compared to the same quarter a year ago were lower levels of trust fees (down $0.4 million, or 9.9 percent) and insurance fees (down $1.4 million, or 25.6 percent), partly offset by higher service income (up $0.3 million, or 2.5 percent). The increase in non-interest income (excluding securities transactions) for the fourth quarter compared to the prior quarter was primarily due to service charge income (up $0.4 million, or 3.2 percent) and investment and annuity fees (up $0.4 million, or 17.7 percent), but only partially offset by lower trust fees (down $0.6 million, or 12.8 percent).

Operating Expense

Operating expenses for the fourth quarter were $3.2 million, or 5.4 percent, lower compared to the same quarter a year ago, but were $0.2 million, or 0.3 percent, higher than the previous quarter. The decrease from the same quarter a year ago was reflected in lower other operating expenses (down $3.4 million) and net occupancy expense (down $1.1 million) partially offset by higher levels of personnel expense (up $1.4 million). The increase in operating expense from last quarter was due to other operating expense (up $0.7 million) offset by lower personnel expense (down $0.2 million.)

Other

Hancock Holding Company — parent company of Hancock Bank Mississippi, Hancock Bank of Louisiana, Hancock Bank of Florida, and Hancock Bank of Alabama — has assets of approximately $7.17 billion. Founded in 1899, Hancock Bank consistently ranks as one of the country’s strongest, safest financial institutions, according to Veribanc, Inc., and BauerFinancial Services, Inc. More corporate information and online banking are available at www.hancockbank.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This release contains forward-looking statements and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                              Three Months Ended          Twelve Months Ended
                                                                     ---------------------------------   ----------------------
                                                                      12/31/2008 9/30/2008  12/31/2007   12/31/2008  12/31/2007
                                                                     ----------- ---------  ----------   ----------  ----------
Per Common Share Data

Earnings per share:
    Basic                                                                 $0.26      $0.51      $0.53        $2.08       $2.31
    Diluted                                                               $0.26      $0.50      $0.53        $2.05       $2.27
Cash dividends per share                                                 $0.240     $0.240     $0.240       $0.960      $0.960
Book value per share (period-end)                                        $19.18     $18.95     $17.71       $19.18      $17.71
Tangible book value per share (period-end)                               $17.02     $16.77     $15.45       $17.02      $15.45
Weighted average number of shares:
    Basic                                                                31,757     31,471     31,097       31,491      32,000
    Diluted                                                              32,059     31,905     31,577       31,883      32,544
Period-end number of shares                                              31,770     31,702     31,295       31,770      31,295
Market data:
    High closing price                                                   $56.45     $68.42     $43.47       $68.42      $54.09
    Low closing price                                                    $34.20     $33.34     $33.35       $33.34      $32.78
    Period end closing price                                             $45.46     $51.00     $38.20       $45.46      $38.20
    Trading volume                                                       18,544     23,562     17,662       73,843      48,169

Other Period-end Data

FTE headcount                                                             1,952      1,941      1,888        1,952       1,888
Tangible common equity                                                 $540,859   $531,800   $483,612     $540,859    $483,612
Tier I capital                                                         $550,216   $546,379   $497,307     $550,216    $497,307
Goodwill                                                                $62,277    $62,277    $62,277      $62,277     $62,277
Amortizable intangibles                                                  $6,059     $6,402     $7,753       $6,059      $7,753
Mortgage servicing intangibles                                             $304       $357       $545         $304        $545
Common shares repurchased for publicly announced plans                        6          0        552            6       1,556

Performance Ratios

Return on average assets                                                  0.48%      1.00%      1.11%        1.02%       1.26%
Return on average common equity                                           5.49%     10.90%     11.69%       11.18%      13.14%
Earning asset yield (TE)                                                  5.60%      6.02%      6.73%        5.97%       6.74%
Total cost of funds                                                       2.08%      2.03%      2.69%        2.17%       2.66%
Net interest margin (TE)                                                  3.51%      3.99%      4.04%        3.80%       4.08%
Noninterest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles
    and securities transactions                                          64.61%     62.92%     67.98%       61.84%      64.13%
Common equity (period-end) as a percent of total assets (period-end)      8.50%      8.91%      9.15%        8.50%       9.15%
Leverage (Tier I) ratio                                                   8.06%      8.66%      8.49%        8.06%       8.49%
Tangible common equity ratio                                              7.62%      7.97%      8.08%        7.62%       8.08%
Net charge-offs as a percent of average loans                             1.20%      0.42%      0.26%        0.57%       0.21%
Allowance for loan losses as a percent of period-end loans                1.45%      1.40%      1.31%        1.45%       1.31%
Allowance for loan losses to NPAs + accruing loans 90 days past due     133.16%    189.69%    241.43%      133.16%     241.43%
Loan/deposit ratio                                                       74.58%     77.46%     72.33%       74.75%      69.55%
Non-interest income excluding
    securities transactions as a percent of
    total revenue (TE)                                                   35.73%     34.46%     37.18%       35.86%      35.89%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                             Three Months Ended             Twelve Months Ended
                                                                  --------------------------------------  ------------------------
                                                                   12/31/2008     9/30/2008   12/31/2007   12/31/2008    12/31/2007
                                                                  -----------   -----------  -----------  -----------  -----------
Asset Quality Information

Non-accrual loans                                                     $29,976       $21,875      $13,067      $29,976      $13,067
Foreclosed assets                                                       5,360         2,197        2,297        5,360        2,297
                                                                  -----------   -----------  -----------  -----------  -----------
Total non-performing assets                                           $35,336       $24,072      $15,364      $35,336      $15,364
                                                                  -----------   -----------  -----------  -----------  -----------
Non-performing assets as a percent of loans and foreclosed assets       0.83%         0.59%        0.43%        0.83%        0.43%
Accruing loans 90 days past due                                       $11,019        $6,082       $4,154      $11,019       $4,154
Accruing loans 90 days past due as a percent of loans                   0.26%         0.15%        0.12%        0.26%        0.12%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                        1.09%         0.74%        0.54%        1.09%        0.54%

Net charge-offs                                                       $12,591        $4,164       $2,368      $22,183       $7,242
Net charge-offs as a percent of average loans                           1.20%         0.42%        0.26%        0.57%        0.21%

Allowance for loan losses                                             $61,725       $57,200      $47,123      $61,725      $47,123
Allowance for loan losses as a percent of period-end loans              1.45%         1.40%        1.31%        1.45%        1.31%
Allowance for loan losses to NPAs + accruing loans 90 days past due   133.16%       189.69%      241.43%      133.16%      241.43%

Provision for loan losses                                             $17,116        $8,064       $3,590      $36,785       $7,593

Allowance for Loan Losses

Beginning Balance                                                     $57,200       $53,300      $45,901      $47,123      $46,772
Provision for loan loss                                                17,116         8,064        3,590       36,785        7,593
Charge-offs                                                            14,107         5,133        4,244       27,407       14,452
Recoveries                                                              1,516           969        1,876        5,224        7,210
                                                                  -----------   -----------  -----------  -----------  -----------
Net charge-offs                                                        12,591         4,164        2,368       22,183        7,242
                                                                  -----------   -----------  -----------  -----------  -----------
Ending Balance                                                        $61,725       $57,200      $47,123      $61,725      $47,123
                                                                  -----------   -----------  -----------  -----------  -----------

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                                           $8,971        $1,556       ($100)      $11,961        ($54)
Mortgage loans                                                            269           179           42          509           44
Direct consumer loans                                                   1,039           650          886        2,719        2,720
Indirect consumer loans                                                 1,337           867          518        3,348        1,735
Finance company loans                                                     975           912        1,024        3,646        2,797
                                                                  -----------   -----------  -----------  -----------  -----------
Total net charge-offs                                                 $12,591        $4,164       $2,370      $22,183       $7,242
                                                                  ===========   ===========  ===========  ===========  ===========

Average loans:
Commercial/real estate loans                                       $2,622,357    $2,453,154   $2,175,648   $2,393,856   $2,076,429
Mortgage loans                                                        432,070       427,752      393,473      418,133      385,568
Direct consumer loans                                                 575,826       546,079      505,098      540,885      492,298
Indirect consumer loans                                               439,780       410,110      385,093      405,964      369,147
Finance Company loans                                                 117,435       116,140      114,750      115,070      104,567
                                                                  -----------   -----------  -----------  -----------  -----------
Total average loans                                                $4,187,468    $3,953,235   $3,574,062   $3,873,908   $3,428,009

Net charge-offs to average loans:
Commercial/real estate loans                                            1.36%         0.25%       -0.02%        0.50%        0.00%
Mortgage loans                                                          0.25%         0.17%        0.04%        0.12%        0.01%
Direct consumer loans                                                   0.72%         0.47%        0.70%        0.50%        0.55%
Indirect consumer loans                                                 1.21%         0.84%        0.53%        0.82%        0.47%
Finance Company loans                                                   3.30%         3.12%        3.54%        3.17%        2.67%
                                                                  -----------   -----------  -----------  -----------  -----------
Total net charge-offs to average loans                                  1.20%         0.42%        0.26%        0.57%        0.21%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                        Three Months Ended         Twelve Months Ended
                                                                --------------------------------  -----------------------
                                                                12/31/2008  9/30/2008 12/31/2007   12/31/2008  12/31/2007
                                                                ----------- --------- ----------  -----------  ----------
Income Statement

Interest income                                                   $84,801     $84,132   $87,532      $335,437   $345,697
Interest income (TE)                                               87,726      86,774    90,015       345,891    355,236
Interest expense                                                   32,727      29,357    36,067       126,002    140,236
                                                                ----------- --------- ----------  -----------  ----------
Net interest income (TE)                                           54,999      57,417    53,948       219,889    215,000
Provision for loan losses                                          17,116       8,064     3,590        36,785      7,593
Noninterest income excluding
  securities transactions                                          30,578      30,194    31,924       122,953    120,378
Securities transactions gains/(losses)                            (1,174)        (79)       234         4,825        308
Noninterest expense                                                55,637      55,483    58,804       213,443    216,743
                                                                ----------- --------- ----------  -----------  ----------
Income before income taxes                                          8,725      21,343    21,229        86,985    101,811
Income tax expense                                                    405       5,338     4,628        21,619     27,919
                                                                ----------- --------- ----------  -----------  ----------
Net income                                                         $8,320     $16,005   $16,601       $65,366    $73,892
                                                                =========== ========= ==========  ===========  ==========

Noninterest Income and Noninterest Expense

Service charges on deposit accounts                               $11,467     $11,108   $11,182       $44,243    $41,929
Trust fees                                                          3,777       4,330     4,194        16,858     15,902
Debit card & merchant fees                                          2,853       2,805     2,646        11,082     10,126
Insurance fees                                                      4,136       3,819     5,557        16,554     19,229
Investment & annuity fees                                           2,849       2,421     2,498        10,807      8,746
ATM fees                                                            1,690       1,718     1,626         6,856      5,983
Secondary mortgage market operations                                  629         817       761         2,977      3,723
Other income                                                        3,177       3,176     3,460        13,576     14,740
                                                                ----------- --------- ----------  -----------  ----------
Noninterest income excluding
  securities transactions                                         $30,578     $30,194   $31,924      $122,953   $120,378
Securities transactions gains/(losses)                            (1,174)        (79)       234         4,825        308
                                                                ----------- --------- ----------  -----------  ----------
Total noninterest income including
 securities transactions                                          $29,404     $30,115   $32,158      $127,778   $120,686
                                                                =========== ========= ==========  ===========  ==========

Personnel expense                                                 $28,447     $28,664   $27,026      $109,773   $106,959
Occupancy expense (net)                                             5,047       5,188     6,162        19,538     19,435
Equipment expense                                                   2,587       2,711     2,610        10,992     10,465
Other operating expense                                            19,213      18,560    22,574        71,708     78,233
Amortization of intangibles                                           343         360       432         1,432      1,651
                                                                ----------- --------- ----------  -----------  ----------
Total noninterest expense                                         $55,637     $55,483   $58,804      $213,443   $216,743
                                                                =========== ========= ==========  ===========  ==========

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                          Three Months Ended                     Twelve Months Ended
                                               --------------------------------------         -------------------------
                                                12/31/2008    9/30/2008   12/31/2007          12/31/2008    12/31/2007
                                               ------------  -----------  -----------         -----------   -----------
Period-end Balance Sheet

Commercial/real estate loans                    $2,683,188    $2,549,906   $2,200,301          $2,683,188   $2,200,301
Mortgage loans                                     427,720       421,254      389,685             427,720      389,685
Direct consumer loans                              581,288       554,374      505,110             581,288      505,110
Indirect consumer loans                            439,903       430,414      386,241             439,903      386,241
Finance Company loans                              117,366       116,995      115,220             117,366      115,220
                                               ------------  -----------  -----------         -----------   -----------
Total loans                                      4,249,465     4,072,943    3,596,557           4,249,465    3,596,557
Loans held for sale                                 22,115        16,565       18,957              22,115       18,957
Securities                                       1,681,957     1,659,423    1,670,208           1,681,957    1,670,208
Short-term investments                             549,416       306,866      126,281             549,416      126,281
                                               ------------  -----------  -----------         -----------   -----------
Earning assets                                   6,502,953     6,055,797    5,412,003           6,502,953    5,412,003
                                               ------------  -----------  -----------         -----------   -----------
Allowance for loan losses                         (61,725)      (57,200)     (47,123)            (61,725)     (47,123)
Other assets                                       726,026       746,165      691,099             726,026      691,099
                                               ------------  -----------  -----------         -----------   -----------
Total assets                                    $7,167,254    $6,744,762   $6,055,979          $7,167,254   $6,055,979
                                               ============  ===========  ===========         ===========   ===========

Noninterest bearing deposits                      $962,886      $866,414     $907,874            $962,886     $907,874
Interest bearing transaction deposits            1,443,633     1,371,400    1,343,173           1,443,633    1,343,173
Interest bearing Public Fund deposits            1,421,070     1,231,529      845,685           1,421,070      845,685
Time deposits                                    2,103,348     1,945,452    1,912,802           2,103,348    1,912,802
                                               ------------  -----------  -----------         -----------   -----------
Total interest bearing deposits                  4,968,051     4,548,381    4,101,660           4,968,051    4,101,660
                                               ------------  -----------  -----------         -----------   -----------
Total deposits                                   5,930,937     5,414,795    5,009,534           5,930,937    5,009,534
Other borrowed funds                               517,257       635,069      386,263             517,257      386,263
Other liabilities                                  109,561        94,063      105,995             109,561      105,995
Common shareholders' equity                        609,499       600,835      554,187             609,499      554,187
                                               ------------  -----------  -----------         -----------   -----------
Total liabilities & common equity               $7,167,254    $6,744,762   $6,055,979          $7,167,254   $6,055,979
                                               ============  ===========  ===========         ===========   ===========

Average Balance Sheet

Commercial/real estate loans                    $2,622,357    $2,453,154   $2,175,648          $2,393,856   $2,076,429
Mortgage loans                                     432,070       427,752      393,473             418,133      385,568
Direct consumer loans                              575,826       546,079      505,098             540,885      492,298
Indirect consumer loans                            439,780       410,110      385,093             405,964      369,147
Finance Company loans                              117,435       116,140      114,750             115,070      104,567
                                               ------------  -----------  -----------         -----------   -----------
Total loans                                      4,187,468     3,953,235    3,574,062           3,873,908    3,428,009
Securities                                       1,645,603     1,765,702    1,700,399           1,743,998    1,726,714
Short-term investments                             417,370        28,161       51,384             175,891      117,158
                                               ------------  -----------  -----------         -----------   -----------
Earning average assets                           6,250,441     5,747,098    5,325,845           5,793,797    5,271,881
                                               ------------  -----------  -----------         -----------   -----------
Allowance for loan losses                         (58,163)      (54,786)     (46,347)            (53,354)     (46,443)
Other assets                                       698,751       682,316      650,616             685,946      626,451
                                               ------------  -----------  -----------         -----------   -----------
Total assets                                    $6,891,029    $6,374,628   $5,930,114          $6,426,389   $5,851,889
                                               ============  ===========  ===========         ===========   ===========

Noninterest bearing deposits                      $897,561      $869,881     $884,019            $876,669     $927,656
Interest bearing transaction deposits            1,429,054     1,408,013    1,341,013           1,415,288    1,419,077
Interest bearing Public Fund deposits            1,213,226     1,062,127      795,024           1,046,484      803,589
Time deposits                                    2,074,559     1,763,609    1,921,490           1,843,966    1,778,854
                                               ------------  -----------  -----------         -----------   -----------
Total interest bearing deposits                  4,716,839     4,233,749    4,057,527           4,305,738    4,001,520
                                               ------------  -----------  -----------         -----------   -----------
Total deposits                                   5,614,400     5,103,630    4,941,546           5,182,407    4,929,176
Other borrowed funds                               579,328       587,939      302,150             554,898      228,010
Other liabilities                                   94,804        98,913      123,191             104,279      132,320
Common shareholders' equity                        602,497       584,146      563,227             584,805      562,383
                                               ------------  -----------  -----------         -----------   -----------
Total liabilities & common equity               $6,891,029    $6,374,628   $5,930,114          $6,426,389   $5,851,889
                                               ============  ===========  ===========         ===========   ===========

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                       Three Months Ended                 Twelve Months Ended
                                                           ---------------------------------------    ---------------------------
                                                             12/31/2008     9/30/2008   12/31/2007      12/31/2008     12/31/2007
                                                           ------------   -----------  -----------    ------------    -----------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                            66.99%        68.79%       67.11%          66.86%        65.03%
Securities                                                       26.33%        30.72%       31.93%          30.10%        32.75%
Short-term investments                                            6.68%         0.49%        0.96%           3.04%         2.22%
                                                           ------------   -----------  -----------    ------------    -----------
Earning average assets                                          100.00%       100.00%      100.00%         100.00%       100.00%
                                                           ============   ===========  ===========    ============    ===========

Noninterest bearing deposits                                     14.36%        15.14%       16.60%          15.13%        17.60%
Interest bearing transaction deposits                            22.86%        24.50%       25.18%          24.43%        26.91%
Interest bearing Public Fund deposits                            19.41%        18.48%       14.93%          18.06%        15.24%
Time deposits                                                    33.19%        30.68%       36.08%          31.83%        33.74%
                                                           ------------   -----------  -----------    ------------    -----------
Total deposits                                                   89.82%        88.80%       92.79%          89.45%        93.49%
Other borrowed funds                                              9.27%        10.23%        5.67%           9.57%         4.33%
Other net interest-free funding sources                           0.91%         0.97%        1.54%           0.98%         2.18%
                                                           ------------   -----------  -----------    ------------    -----------
Total average funding sources                                   100.00%       100.00%      100.00%         100.00%       100.00%
                                                           ============   ===========  ===========    ============    ===========

Loan mix:
Commercial/real estate loans                                     62.63%        62.06%       60.88%          61.80%        60.57%
Mortgage loans                                                   10.32%        10.82%       11.01%          10.79%        11.25%
Direct consumer loans                                            13.75%        13.81%       14.13%          13.96%        14.36%
Indirect consumer loans                                          10.50%        10.37%       10.77%          10.48%        10.77%
Finance Company loans                                             2.80%         2.94%        3.21%           2.97%         3.05%
                                                           ------------   -----------  -----------    ------------    -----------
Total loans                                                     100.00%       100.00%      100.00%         100.00%       100.00%
                                                           ============   ===========  ===========    ============    ===========

Average dollars (in thousands):
Loans                                                        $4,187,468    $3,953,235   $3,574,062      $3,873,908    $3,428,009
Securities                                                    1,645,603     1,765,702    1,700,399       1,743,998     1,726,714
Short-term investments                                          417,370        28,161       51,384         175,891       117,158
                                                           ------------   -----------  -----------    ------------    -----------
Earning average assets                                       $6,250,441    $5,747,098   $5,325,845      $5,793,797    $5,271,881

Noninterest bearing deposits                                   $897,561      $869,881     $884,019        $876,669      $927,656
Interest bearing transaction deposits                         1,429,054     1,408,013    1,341,013       1,415,288     1,419,077
Interest bearing Public Fund deposits                         1,213,226     1,062,127      795,024       1,046,484       803,589
Time deposits                                                 2,074,559     1,763,609    1,921,490       1,843,966     1,778,854
                                                           ------------   -----------  -----------    ------------    -----------
Total deposits                                                5,614,400     5,103,630    4,941,546       5,182,407     4,929,176
Other borrowed funds                                            579,328       587,939      302,150         554,898       228,010
Other net interest-free funding sources                          56,713        55,529       82,149          56,492       114,695
                                                           ------------   -----------  -----------    ------------    -----------
Total average funding sources                                $6,250,441    $5,747,098   $5,325,845      $5,793,797    $5,271,881

Loans:
Commercial/real estate loans                                 $2,622,357    $2,453,154   $2,175,648      $2,393,856    $2,076,429
Mortgage loans                                                  432,070       427,752      393,473         418,133       385,568
Direct consumer loans                                           575,826       546,079      505,098         540,885       492,298
Indirect consumer loans                                         439,780       410,110      385,093         405,964       369,147
Finance Company loans                                           117,435       116,140      114,750         115,070       104,567
                                                           ------------   -----------  -----------    ------------    -----------
Total average loans                                          $4,187,468    $3,953,235   $3,574,062      $3,873,908    $3,428,009

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                              Three Months Ended
                                       --------------------------------------------------------------------------------------------
                                                   12/31/08                        09/30/08                     12/31/07
                                       -----------------------------   ------------------------------   ---------------------------
                                       Interest     Volume     Rate     Interest     Volume     Rate    Interest   Volume     Rate
                                       --------   ----------  ------   ---------   ----------  ------   -------- ----------- ------

Average Earning Assets
Commercial & real estate loans (TE)     $36,652   $2,622,357   5.57%     $36,289   $2,453,154   5.89%    $39,445  $2,175,648  7.20%
Mortgage loans                            6,328      432,070   5.86%       6,366      427,752   5.95%      5,879     393,473  5.98%
Consumer loans                           21,602    1,133,041   7.58%      21,237    1,072,329   7.88%     21,875   1,004,941  8.64%
Loan fees & late charges                   (40)            -   0.00%         455            -   0.00%        274           -  0.00%
                                       --------   ----------  ------   ---------   ----------  ------   -------- ----------- ------
  Total loans (TE)                      $64,542   $4,187,468   6.14%     $64,347   $3,953,235   6.48%    $67,473   3,574,062  7.50%

US treasury securities                       53       11,380   1.84%          53       11,334   1.86%        101      11,326  3.53%
US agency securities                      2,882      254,284   4.53%       3,751      333,434   4.50%      8,147     635,796  5.13%
CMOs                                      2,108      167,995   5.02%       1,786      141,355   5.05%      1,116      97,074  4.60%
Mortgage backed securities               13,564    1,024,421   5.30%      13,917    1,066,233   5.22%      9,302     709,421  5.24%
Municipals (TE)                           2,178      149,418   5.83%       2,280      163,796   5.57%      2,631     196,421  5.36%
Other securities                            411       38,105   4.31%         557       49,550   4.50%        692      50,361  5.50%
                                       --------   ----------  ------   ---------   ----------  ------   -------- ----------- ------
  Total securities (TE)                  21,196    1,645,603   5.15%      22,344    1,765,782   5.06%     21,989   1,700,399  5.17%

  Total short-term investments            1,988      417,370   1.90%          83       28,161   1.18%        553      51,384  4.27%

  Average earning assets yield (TE)     $87,726   $6,250,441   5.60%     $86,774   $5,747,098   6.02%    $90,015  $5,325,845  6.73%

Interest-bearing Liabilities
Interest-bearing transaction deposits    $3,333   $1,429,054   0.93%      $3,193   $1,408,013   0.90%     $3,774  $1,341,013  1.12%
Time deposits                            18,534    2,074,559   3.55%      15,579    1,763,609   3.51%     22,353   1,921,490  4.62%
Public Funds                              7,530    1,213,226   2.47%       6,750    1,062,127   2.53%      7,340     795,024  3.66%
                                       --------   ----------  ------   ---------   ----------  ------   -------- ----------- ------
   Total interest bearing deposits      $29,397    4,716,839   2.48%     $25,522    4,233,749   2.40%    $33,467   4,057,527  3.27%

  Total borrowings                        3,330      579,328   2.29%       3,835      587,939   2.59%      2,600     302,150  3.41%

  Total interest bearing liab cost      $32,727   $5,296,167   2.46%     $29,357   $4,821,688   2.42%    $36,067  $4,359,677  3.28%

Noninterest-bearing deposits                         897,561                          869,881                        884,019
Other net interest-free funding sources               56,713                           55,529                         82,149

Total Cost of Funds                     $32,727   $6,250,441   2.08%     $29,357   $5,747,098   2.03%    $36,067  $5,325,845  2.69%

Net Interest Spread (TE)                $54,999                3.14%     $57,417                3.60%    $53,948              3.44%

Net Interest Margin (TE)                $54,999   $6,250,441   3.51%     $57,417   $5,747,098   3.99%    $53,948  $5,325,845  4.04%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                     Twelve Months Ended
                                            --------------------------------------------------------------------------
                                                        12/31/2008                              12/31/2007
                                            --------------------------------     -------------------------------------
                                            Interest       Volume      Rate         Interest      Volume         Rate
                                            ---------  -------------  ------     ------------  ------------    -------

Average Earning Assets
Commercial & real estate loans (TE)         $143,746     $2,393,856    6.00%        $153,013    $2,076,429      7.37%
Mortgage loans                                24,779        418,133    5.93%          22,745       385,568      5.90%
Consumer loans                                85,339      1,061,919    8.04%          84,920       966,012      8.79%
Loan fees & late charges                         483              -    0.00%           1,266             -      0.00%
                                            ---------  -------------  ------     ------------  ------------    -------
  Total loans (TE)                           254,347     $3,873,908    6.57%         261,944    $3,428,009      7.64%

US treasury securities                           296         11,366    2.60%           1,379        29,095      4.74%
US agency securities                          16,000        349,931    4.57%          41,111       810,299      5.07%
CMOs                                           7,465        150,692    4.95%           3,997        94,731      4.22%
Mortgage backed securities                    52,564      1,012,274    5.19%          27,190       534,893      5.08%
Municipals (TE)                                9,320        172,307    5.41%          10,779       197,004      5.47%
Other securities                               2,061         47,428    4.34%           3,223        60,692      5.31%
                                            ---------  -------------  ------     ------------  ------------    -------
  Total securities (TE)                       87,706      1,743,998    5.03%          87,679     1,7626,714     5.08%

  Total short-term investments                 3,838        175,891    2.18%           5,613       117,158      4.79%
  Average earning assets yield (TE)         $345,891     $5,793,797    5.97%        $355,236    $5,271,881      6.74%

Interest-Bearing Liabilities
Interest-bearing transaction deposits        $13,751     $1,415,288    0.97%         $18,135    $1,419,077      1.28%
Time deposits                                 70,659      1,843,966    3.83%          81,223     1,778,854      4.57%
Public Funds                                  26,642      1,046,484    2.55%          33,561       803,589      4.18%
                                            ---------  -------------  ------     ------------  ------------    -------
   Total interest bearing deposits          $111,052     $4,305,738    2.58%        $132,919    $4,001,520      3.32%

  Total borrowings                            14,950        554,898    2.69%           7,317       228,010      3.21%

  Total interest bearing liab cost          $126,002     $4,860,636    2.59%        $140,236    $4,229,530      3.32%

Noninterest-bearing deposits                                876,669                                927,656

Other net interest-free funding sources                      56,492                                114,695

Total Cost of Funds                         $126,002     $5,793,797    2.17%        $140,236    $5,271,881      2.66%

Net Interest Spread (TE)                    $219,889                   3.38%        $215,000                    3.42%

Net Interest Margin (TE)                    $219,889     $5,793,797    3.80%        $215,000    $5,271,881      4.08%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                                    2007                                      2008
                                              ---------------------------------------------  --------------------------------------
                                                   1Q          2Q          3Q        4Q         1Q         2Q       3Q         4Q
                                              ----------   ---------   ---------  ---------  --------- ---------  -------- --------
Per Common Share Data

Earnings per share:
    Basic                                         $0.59       $0.63       $0.55      $0.53      $0.64     $0.67     $0.51    $0.26
    Diluted                                       $0.58       $0.62       $0.55      $0.53      $0.63     $0.66     $0.50    $0.26
Cash dividends per share                         $0.240      $0.240      $0.240     $0.240     $0.240    $0.240    $0.240   $0.240
Book value per share (period-end)                $17.27      $17.13      $17.55     $17.71     $18.41    $18.27    $18.95   $19.18
Tangible book value per share (period-end)       $15.05      $14.90      $15.32     $15.45     $16.17    $16.06    $16.77   $17.02
Weighted average number of shares:
    Basic                                        32,665      32,233      32,005     31,097     31,346    31,382    31,471   31,757
    Diluted                                      33,299      32,749      32,492     31,577     31,790    31,814    31,905   32,059
Period-end number of shares                      32,518      32,094      31,786     31,295     31,372    31,386    31,702   31,770
Market data:
    High closing price                           $54.09      $44.37      $43.90     $43.47     $44.29    $45.68    $68.42   $56.45
    Low closing price                            $41.88      $37.50      $32.78     $33.35     $33.45    $38.38    $33.34   $34.20
    Period end closing price                     $43.98      $37.55      $40.08     $38.20     $42.02    $39.29    $51.00   $45.46
    Trading volume                                8,577      11,614      10,290     17,662     17,204    14,527    23,562   18,544

Other Period-end Data

FTE headcount                                     1,929       1,944       1,966      1,888      1,877     1,903     1,941    1,952
Tangible common equity                         $489,430    $478,085    $486,871   $483,612   $507,287  $503,953  $531,800  540,859
Tier I capital                                 $513,229    $510,096    $508,554   $497,307   $512,248  $527,479  $546,379  550,216
Goodwill                                        $62,277     $62,277     $62,277    $62,277    $62,277   $62,277   $62,277  $62,277
Amortizable intangibles                          $8,991      $8,607      $8,195     $7,753     $7,388    $6,762    $6,402   $6,059
Mortgage servicing intangibles                     $829        $729        $632       $545       $477      $413      $357     $304
Common shares repurchased for publicly
  announced plans                                   228         433         343        552          0         0         0        6

Performance Ratios

Return on average assets                          1.32%       1.42%       1.21%      1.11%      1.30%     1.36%     1.00%    0.48%
Return on average common equity                  13.77%      14.53%      12.58%     11.69%     14.13%    14.51%    10.90%    5.49%
Earning asset yield (TE)                          6.64%       6.76%       6.82%      6.73%      6.28%     6.03%     6.02%    5.60%
Total cost of funds                               2.60%       2.59%       2.76%      2.69%      2.47%     2.12%     2.03%    2.08%
Net interest margin (TE)                          4.04%       4.17%       4.06%      4.04%      3.80%     3.91%     3.99%    3.51%
Noninterest expense as a percent
  of total revenue (TE) before amortization
  of purchased intangibles and
  securities transactions                        61.40%      61.51%      65.45%     67.98%     59.49%    60.26%    62.92%   64.61%
Common equity (period-end) as
  a percent of total assets (period-end)          9.61%       9.36%       9.45%      9.15%      8.99%     9.15%     8.91%    8.50%
Leverage (Tier I) ratio                           8.80%       9.01%       8.82%      8.49%      8.34%     8.57%     8.66%    8.06%
Tangible common equity ratio                      8.48%       8.24%       8.34%      8.08%      7.98%     8.13%     7.97%    7.62%
Net charge-offs as a
  percent of average loans                        0.18%       0.18%       0.21%      0.26%      0.32%     0.27%     0.42%    1.20%
Allowance for loan losses as
  a percent of period-end loans                   1.41%       1.35%       1.31%      1.31%      1.46%     1.41%     1.40%    1.45%
Allowance for loan losses to
  NPAs + loans 90 days past due                 413.60%     410.98%     335.22%    241.43%    265.81%   203.06%   189.69%  133.16%
Loan/deposit ratio                               65.91%      69.62%      70.28%     72.33%     72.10%    74.82%    77.46%   74.58%
Noninterest income excluding
  securities transactions as a percent
  of total revenue (TE)                          32.96%      36.33%      36.83%     37.18%     36.73%    36.52%    34.46%   35.73%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                                2007                                       2008
                                            -------------------------------------------- ------------------------------------------
                                                  1Q         2Q         3Q         4Q         1Q        2Q         3Q         4Q
                                            -------------------------------------------- ------------------------------------------
Asset Quality Information

Non-accrual loans                               $4,494     $7,544     $8,500    $13,067    $12,983    $18,106    $21,875    $29,976
Foreclosed assets                                  718      1,146      1,374      2,297      3,619      1,693      2,197      5,360
                                            -------------------------------------------- ------------------------------------------
Total non-performing assets                     $5,212     $8,690     $9,874    $15,364    $16,602    $19,799    $24,072    $35,336
Non-performing assets as a percent of loans
  and foreclosed assets                          0.16%      0.25%      0.28%      0.43%      0.46%      0.52%      0.59%      0.83%
Accruing loans 90 days past due                 $6,035     $2,558     $3,819     $4,154     $3,340     $6,449     $6,082    $11,019
Accruing loans 90 days past due as
  a percent of loans                             0.18%      0.07%      0.11%      0.12%      0.09%      0.17%      0.15%      0.26%
Non-performing assets + accruing loans
  90 days past due to loans and
  foreclosed assets                              0.34%      0.33%      0.39%      0.54%      0.55%      0.69%      0.74%      1.09%

Net charge-offs                                 $1,466     $1,528     $1,880     $2,368     $2,933     $2,495     $4,164    $12,591
Net charge-offs as
  a percent of average loans                     0.18%      0.18%      0.21%      0.26%      0.32%      0.27%      0.42%      1.20%

Allowance for loan losses                      $46,517    $46,227    $45,901    $47,123    $53,008    $53,300    $57,200    $61,725
Allowance for loan losses as a
  percent of period-end loans                    1.41%      1.35%      1.31%      1.31%      1.46%      1.41%      1.40%      1.45%
Allowance for loan losses to NPAs +
  accruing loans 90 days past due              413.60%    410.98%    335.22%    241.43%    265.81%    203.06%    189.69%    133.16%

Provision for loan losses                       $1,211     $1,238     $1,554     $3,590     $8,818     $2,787     $8,064    $17,116

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                      $168      ($63)      ($58)     ($100)       $834       $600     $1,556     $8,971
Mortgage loans                                      23       (22)          -         42          -         61        179        269
Direct consumer loans                              110        617        864        886       $588       $442        650      1,039
Indirect consumer loans                            675        471        314        518       $463       $681        867      1,337
Finance company loans                              489        525        760      1,024     $1,048       $711        912        975
                                            -------------------------------------------- ------------------------------------------
Total net charge-offs                           $1,465     $1,528     $1,880     $2,370     $2,933     $2,495     $4,164    $12,591
                                            -------------------------------------------- ------------------------------------------

Average loans:
Commercial/real estate loans                $1,931,966 $2,040,088 $2,106,778 $2,175,648 $2,224,695 $2,272,057 $2,453,154 $2,622,357
Mortgage loans                                 426,103    382,642    388,603    393,473    399,374    413,076    427,752    432,070
Direct consumer loans                          485,201    487,267    491,417    505,098    514,441    526,752    546,079    575,826
Indirect consumer loans                        357,008    360,451    373,677    385,093    386,985    386,565    410,110    439,780
Finance Company loans                           92,315    101,092    109,807    114,750    113,113    113,555    116,140    117,435
                                            -------------------------------------------- ------------------------------------------
Total average loans                         $3,292,593 $3,371,540 $3,470,282 $3,574,062 $3,638,608 $3,712,005 $3,953,235 $4,187,468

Net charge-offs to average loans:
Commercial/real estate loans                     0.04%     -0.01%     -0.01%     -0.02%      0.15%      0.11%      0.25%      1.36%
Mortgage loans                                   0.02%     -0.02%      0.00%      0.04%      0.00%      0.06%      0.17%      0.25%
Direct consumer loans                            0.09%      0.51%      0.70%      0.70%      0.46%      0.34%      0.47%      0.72%
Indirect consumer loans                          0.77%      0.52%      0.33%      0.53%      0.48%      0.71%      0.84%      1.21%
Finance Company loans                            2.15%      2.08%      2.74%      3.54%      3.73%      2.52%      3.12%      3.30%
                                            -------------------------------------------- ------------------------------------------
Total net charge-offs to average loans           0.18%      0.18%      0.21%      0.26%      0.32%      0.27%      0.42%      1.20%
                                            -------------------------------------------- ------------------------------------------

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                       2007                                      2008
                                      --------------------------------------     -------------------------------------
                                         1Q        2Q        3Q       4Q             1Q       2Q       3Q       4Q
                                      --------- --------  -------- ---------     --------- -------- --------  --------
Income Statement

Interest income                        $85,661   $84,895   $87,609  $87,532        $84,772  $81,732  $84,132   $84,801
Interest income (TE)                    88,077    87,162    89,982   90,015         87,227   84,164   86,774    87,726
Interest expense                        34,308    33,394    36,467   36,067         34,345   29,573   29,357    32,727
                                      --------- --------  -------- ---------     --------- -------- --------  --------
Net interest income (TE)                53,769    53,768    53,515   53,948         52,882   54,591   57,417    54,999
Provision for loan losses                1,211     1,238     1,554    3,590          8,818    2,787    8,064    17,116
Noninterest income excluding
  securities transactions               26,504    30,752    31,198   31,924         30,769   31,412   30,194    30,578
Securities transactions gains/(losses)       6        34        34      234          5,652      426     (79)   (1,174)
Noninterest expense                     49,708    52,374    55,857   58,804         50,134   52,189   55,483    55,637
                                      --------- --------  -------- ---------     --------- -------- --------  --------
Income before income taxes              26,944    28,675    24,963   21,229         27,896   29,021   21,343     8,725
Income tax expense                       7,715     8,352     7,224    4,628          7,839    8,037    5,338       405
                                      --------- --------  -------- ---------     --------- -------- --------  --------
Net income                              19,229    20,323    17,739   16,601         20,057   20,984   16,005     8,320
                                      ========= ========  ======== =========     ========= ======== ========  ========

Noninterest Income
  and Noninterest Expense

Service charges on deposit accounts     $9,190   $10,472   $11,085  $11,182        $10,789  $10,879  $11,108   $11,467
Trust fees                               3,693     4,123     3,892    4,194          4,176    4,575    4,330     3,777
Debit card & merchant fees               2,291     2,618     2,571    2,646          2,540    2,884    2,805     2,853
Insurance fees                           4,369     5,033     4,270    5,557          4,340    4,259    3,819     4,136
Investment & annuity fees                1,978     2,017     2,253    2,498          2,810    2,727    2,421     2,849
ATM fees                                 1,380     1,427     1,550    1,626          1,691    1,757    1,718     1,690
Secondary mortgage market operations       911     1,116       935      761            778      753      817       629
Other income                             2,692     3,946     4,642    3,460          3,645    3,578    3,176     3,177
                                      --------- --------  -------- ---------     --------- -------- --------  --------
Noninterest income excluding
  securities transactions              $26,504   $30,752   $31,198  $31,924        $30,769  $31,412  $30,194   $30,578
Securities transactions gains/(losses)       6        34        34      234          5,652      426     (79)   (1,174)
                                      --------- --------  -------- ---------     --------- -------- --------  --------
Total noninterest income including
  securities transactions              $26,510   $30,786   $31,232  $32,158        $36,421  $31,838  $30,115   $29,404
                                      ========= ========  ======== =========     ========= ======== ========  ========

Personnel expense                      $26,564   $24,838   $28,531  $27,026        $25,631  $27,031  $28,664   $28,447
Occupancy expense (net)                  4,073     4,469     4,731    6,162          4,601    4,702    5,188     5,047
Equipment expense                        2,273     2,768     2,814    2,610          2,909    2,785    2,711     2,587
Other operating expense                 16,375    19,915    19,369   22,574         16,628   17,307   18,560    19,213
Amortization of intangibles                423       384       412      432            365      364      360       343
                                      --------- --------  -------- ---------     --------- -------- --------  --------
Total noninterest expense              $49,708   $52,374   $55,857  $58,804        $50,134  $52,189  $55,483   $55,637